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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)          August 19, 2003
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                                MERCK & CO., Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

                                   New Jersey
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                 (State or Other Jurisdiction of Incorporation)

        1-3305                                           22-1109110
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(Commission File Number)                    (I.R.S. Employer Identification No.)

One Merck Drive, PO Box 100, Whitehouse Station, NJ             08889-0100
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    (Address of Principal Executive Offices)                    (Zip Code)

Registrant's Telephone Number, Including Area Code        (908) 423-1000
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Item 2. Acquisition or Disposition of Assets.

      On August 19, 2003, Merck & Co., Inc. ("Merck") completed the spin-off of Medco Health Solutions, Inc. ("Medco Health"), its wholly owned pharmacy benefit management subsidiary. The spin-off was effected by way of a pro rata dividend to Merck stockholders. Holders of Merck common stock at the close of business on August 12, 2003, received a dividend of .1206 shares of Medco Health common stock for every one share of Merck common stock held on that date. No fractional shares of Medco Health common stock were issued. Shareholders entitled to a fractional share of Medco Health common stock in the distribution received the cash value instead. Based on a letter ruling Merck received from the U.S. Internal Revenue Service, receipt of Medco Health shares in the distribution will be tax-free for U.S. federal income tax purposes, but any cash received in lieu of fractional shares will be taxable.

Item 7. Financial Statements and Exhibits

      (b) Pro forma financial information:

      Pursuant to paragraph (b)(1) of Item 7 of Form 8-K, Merck is furnishing pro forma financial information in Exhibit 99, incorporated herein by reference.

      (c) Exhibits

          Exhibit 99   -   Merck unaudited consolidated pro forma financial
                           statements at and for the six months ended June 30, 2003 and unaudited consolidated pro forma statements of income for the years ended December 31, 2002, December 31, 2001 and December 31, 2000.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MERCK & CO., Inc.



Date:  September 3, 2003                By: /s/ Debra A. Bollwage
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                                            DEBRA A. BOLLWAGE
                                            Assistant Secretary
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                                  EXHIBIT INDEX

Exhibit
Number            Description

  99 Merck unaudited consolidated pro forma financial statements at and for the six months ended June 30, 2003 and unaudited consolidated pro forma statements of income for the years ended December 31, 2002, December 31, 2001 and December 31, 2000.